News Release CONTACTS MEDIA: INVESTORS: Anne Pace Bryan Gill (631) 338-3268 (412) 768-4143 anne.pace@pnc.com investor.relations@pnc.com PNC Announces Chief Financial Officer Transition Plans Robert Q. Reilly to be elevated to Executive Vice Chairman in March 2027 Alexander E.C. Overstrom to become CFO PITTSBURGH, Nov. 5, 2026 – The PNC Financial Services Group, Inc. (NYSE: PNC) announced today that it will begin the process of transitioning the role of Chief Financial Officer from Robert Q. Reilly to Alexander E.C. Overstrom. Reilly will remain CFO until March 1, 2027, when he will be elevated to Executive Vice Chairman. In this role, Reilly will serve as a senior executive advisor to Chairman and CEO William S. Demchak, and will have responsibility for advising on strategic initiatives and operating priorities, and driving key stakeholder engagement with clients across the firm. “Rob is an invaluable member of the executive team and a critical partner to me,” said Demchak. “During the past 13 years as CFO Rob has guided PNC through challenging times, and pivotal transactions and has been a driving force behind the growth and results we see today. His leadership and commitment to the firm have consistently helped us deliver on our long-term plan and strengthen our performance. In this new role, he will remain a key advisor to me as we continue to drive our strategy and expansion.” Reilly joined PNC in 1987 and was appointed chief financial officer in 2013. He previously led PNC’s Asset Management Group and held executive roles in Corporate Banking and Credit, with management experience spanning asset management, investment banking and commercial banking. As CFO, he oversees PNC’s finances, asset and liability management, strategic planning, investor relations, corporate treasury, corporate tax, the chief investment office, supply chain and realty services. During his tenure as CFO, PNC completed acquisitions of BBVA USA in June 2021 and Colorado-based FirstBank Holding Company, including its banking subsidiary, FirstBank, in January 2026. “It’s been an absolute privilege being PNC’s CFO for the past 13 years,” said Reilly. “I look forward to this new role as Executive Vice Chairman with equal enthusiasm.” Overstrom will officially assume the CFO role March 1, 2027, following the filing of PNC’s 2026 year-end financial reports. As executive vice president and head of Retail Banking for PNC since 2022, Overstrom leads all consumer and small business banking areas as well as home lending and consumer lending businesses, payments and digital, and PNC Wealth Management. In addition, he is responsible for enterprise customer advocacy and the corporate strategy team. Overstrom joined PNC in 2014 from Goldman Sachs where he spent eight years in Firmwide Strategy and Investment Banking. Since joining PNC, he has held a variety of roles across the company, including head of PNC Merchant Services, chief operating officer of Corporate & Institutional Banking and Asset Management, and head of PNC Aviation Finance. - more - Exhibit 99.1

PNC Announces Chief Financial Officer Transition Plans – Page 2 Permanent succession for PNC Retail Banking will be named in the near future. “I’m excited to take on the CFO role from Rob, who has been a mentor to me throughout my career at PNC,” said Overstrom. “We’re in a strong position today, and I look forward to continuing that progress and advancing our strategy from this next seat.” “PNC’s strategy is working, and Alex is the right leader to help us through its next phase of growth,” said Demchak. “In addition to the basic requirement of stellar financial acumen, this role demands someone who is analytical, strategic and a true operator. Alex’s experience in growing our retail business over the last several years proves those skills, and I know he’ll continue to be a key partner to me and the rest of the leadership team. We are ending a year of significant growth with great momentum for 2027. This change showcases our deep leadership bench and allows us to leverage the experience of a longtime leader to help us further drive our strategy across the bank.” The PNC Financial Services Group, Inc. is one of the largest diversified financial services institutions in the United States, organized around its customers and communities for strong relationships and local delivery of retail and business banking including a full range of lending products; specialized services for corporations and government entities, including corporate banking, real estate finance and asset-based lending; wealth management and asset management. For information about PNC, visit www.pnc.com. # # #